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                               HEALTHCENTRAL.COM


                  HealthCentral Announces Reverse Stock Split

Emeryville, California. - June 28, 2001 - HealthCentral (Nasdaq: HCEN), a leading provider of healthcare e-commerce and content, announced that the Board of Directors has approved proceeding with a 1-for-50 reverse stock split, after the stockholders overwhelmingly approved the reverse split measure at the Annual Stockholders' Meeting held June 14, 2001. The reverse stock split became effective on June 28, 2001.

The Company's Nasdaq symbol, which was previously "HCEN," has been temporarily changed to "HCEN D" to signal to stockholders and the public that the Company has implemented a reverse stock split. After 20 trading days, the symbol will revert back to "HCEN."

As of June 28, 2001, stockholders will be entitled to receive one newly issued share of common stock for each 50 shares currently held. No fractional shares of common stock will be issued as a result of the reverse stock split. Rather, each holder of common stock who would otherwise receive a fractional share of common stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares, based on the average of the closing sales price over the ten trading days prior to the effective date.

Shortly after the effective date, stockholders will receive instructions regarding the method of exchanging the old stock certificates for new stock certificates. Stockholders need not do anything with their share certificates until they receive such instructions. U.S. Stock Transfer Corporation of Glendale, California is the Company's transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in relation to the reverse stock split.



About HealthCentral

HealthCentral (Nasdaq: HCEN) is a leading provider of healthcare e-commerce to consumers through WebRx(SM), a network of sites representing the consolidation of Vitamins.com, HealthCentral.com, RxList.com and others. Its e-commerce site, WebRx(SM) (www.webrx.com), features more than 25,000 products. WebRx(SM)
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features one of the largest on-line selections of vitamins, a Vision Center and a Comfort Living department (www.comfortliving.com) with a broad range of
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products including maternity and baby care, ergonomic chairs, water purifiers and an
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extensive line of allergy control products. HealthCentral.com
(www.healthcentral.com) provides health-related information and commentary by
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Dr. Dean Edell, MD and other experts. RxList.com (www.rxlist.com) provides both
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patient-focused and professional-focused prescription drug information monographs.


HealthCentral Forward Looking Statements

Except for historical information, the statements in this news release are forward-looking statements, involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the possible delisting of the Company's stock from the Nasdaq market, the Company's limited operating history and need to generate revenues, the Company's ability to successfully implement its operational plan, including proposed cost-cutting measures, the Company's need to raise additional cash the substantial competition in the e-health market, possible liability related to product or content on or accessed through the Company's web sites, the need to build a brand name quickly, , the effect of substantial and changing government regulation, possible systems interruptions, a failure to integrate acquisitions or manage resources, and a failure to retain key employees. Further information regarding these and other risks is included in HealthCentral.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, Annual Report on Form 10-K for the year ended December 31, 2000 and other documents filed with the SEC.

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For Information Contact:

Diane Jankiewicz
Investor Relations
HealthCentral
Phone: 510-250-2658
dianej@healthcentral.com
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www.ir.healthcentral.com
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Melanie Hilario
Public Relations
HealthCentral
Phone: 510-250-3806
melanie.hilario@healthcentral.com
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